SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2010

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	333-146542	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8400 East Crescent Parkway

Suite 600

Greenwood Village, Colorado 80111

(Address of Principal Executive Offices)

(303) 418-1000

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Change in Chairman of the Board

On May 10, 2010, David Bar-Or resigned as Chairman of the Board of Directors of the Company, although Dr. Bar-Or remains a member of the Board of Directors. Contemporaneously with Dr. Bar-Or’s resignation, the Board of Directors appointed Michael Macaluso as Chairman of the Board of Directors of the Company. Mr. Macaluso and Dr. Bar-Or have served as directors of the Company since March 2, 2010, the date upon which the Company acquired DMI Life Sciences, Inc. (“DMI”). Both Mr. Macaluso and Dr. Bar-Or have served as members of the board of directors of DMI, now a wholly-owned subsidiary of the Company, since December 2008 and April 2009, respectively. Dr. Bar-Or’s resignation as chairman did not arise from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. A copy of Dr. Bar-Or’s resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Biographical information for Mr. Macaluso and Dr. Bar-Or is set forth in Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 8, 2010.

(b) Change in Executive Officer Status of Bruce G. Miller

On May 10, 2010, the Board of Directors of the Company appointed Bruce G. Miller as the Chief Financial Officer of the Company, and accepted Mr. Miller’s resignation as Chief Operating Officer of the Company. Mr. Miller served as Chief Operating Officer of the Company from March 2, 2010 to May 10, 2010, and remains the president and chief operating officer of DMI. Mr. Miller served as the president and chief operating officer of DMI from December 2009 until our acquisition of DMI, and served as the chief executive officer of DMI from April 2009 until December 2009.

Biographical information for Mr. Miller is set forth in Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 8, 2010.

A copy of the press release announcing the appointment of Mr. Macaluso as the Chairman of the Board, the appointment of Mr. Miller as Chief Financial Officer, and the acceptance of resignations of Dr. Bar-Or and Mr. Miller from their former positions is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

(c) Family Relationships

There are no family relationships between or among the executive officers or directors of the Company. Raphael Bar-Or, a non-executive officer, is the son of David Bar-Or, our chairman and chief scientific officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report:

99.1     Resignation Letter of David Bar-Or as Chairman of the Board of Directors.

99.2     Press Release dated May 10, 2010.

This Current Report on Form 8-K, including Exhibit 99.2, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,”“believe,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K and Exhibit 99.2 are forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2010 and any subsequent filings made by the Company with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Dated: May 14, 2010	By:	/s/ Donald B. Wingerter, Jr.
	Name:	Donald B. Wingerter, Jr.
	Title:	Chief Executive Officer

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